EXHIBIT 10.38

AMENDMENT #1

Hybrid Networks, Inc. and Sprint/United Management Company
Equipment and Services Agreement

    This is an Amendment ("Amendment") to the Equipment and Services Agreement ("Agreement") dated May 1, 2000, between Sprint/United Management Company ("Sprint"), a Kansas corporation, with offices at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205 and Hybrid Networks, Inc. ("Hybrid"), a Delaware corporation, with its principal offices at 6409 Guadalupe Mines Road, San Jose, CA 95120.

    This Amendment shall be effective (the "Effective Date") as of December 22, 2000.

    In order to facilitate the Parties working relationship, Sprint and Hybrid have agreed to certain modifications in the Agreement as follows:

1.
Hybrid will, if and when Sprint requests, provide all available resources for the purpose of resolving those performance problems that prevent the Phoenix system from satisfying the Final Acceptance Test Criteria. Without limiting Hybrid's obligations under the Agreement or the foregoing sentence:

1.1
Hybrid will continue to develop diagnostic software to troubleshoot the system and will provide such software to Sprint within a reasonable time after such software becomes available.

1.2
Hybrid will continue to commit to provide assistance in improving the upstream data throughput by utilizing the dedicated channel.

2.
Hybrid will continue the Warranty Period for Equipment:

2.1
In all of the launched, and to be launched markets, identified below, regardless of whether such markets have achieved Final Acceptance, for the later of Final Acceptance of the Phoenix system or the Warranty Period as specified under the Agreement.

Launched Markets:
1. Tucson	P.O. #1281864
2. Colorado Springs	P.O. #1324720
3. Detroit	P.O. #1442941
4. San Jose	P.O. #1354384
5. San Francisco	P.O. #1324723
6. Kansas City (lab system)	P.O. #1404175
Launched or To Be Launched Markets:
1. Houston	P.O. #1412652
2. Denver	P.O. #1421715
3. Salt Lake City	P.O. #1464478
4. Wichita	P.O. #1447013
5. Melbourne	P.O. #1551222
6. Oklahoma City	P.O. #1551226
7. Fresno	P.O. #1551219
8. Chicago	P.O. #1474021
9. Chicago	P.O. #1551229

  2.2
  In all of the unlaunched markets, identified below, for the later of: (a) Final Acceptance of Phoenix; or (b) Eighteen (18) months from the date of installation of such Equipment, the installation to occur no later than December 31, 2001.

Unlaunched Markets:
1. Omaha	P.O. #1467307
2. Spokane	P.O. #1473715
3. Cincinnati	P.O. #1551211
4. Ft. Pierce	P.O. #1507336
5. Greeley	P.O. #1551556
6. Seattle	P.O. #1442703
7. South Bend	P.O. #1473714

And,

  2.3
  For any Equipment retained by Sprint from any of the following Purchase Orders:
Purchase Order 21-0001717968	Any Equipment except from deleted lines 1,2,3,6,7
Purchase Order 21-0001715685	Any Equipment except from deleted lines 2,3,4,6,7
Purchase Order 21-0001738557	Any Equipment except from deleted lines 3,4,5,6,7

  for the later of: (a) Final Acceptance of Phoenix; or (b) Eighteen (18) months from the date of installation of such Equipment, the installation to occur no later than December 31, 2001.

3.
Hybrid agrees to provide access to Median Access Control ("MAC") level source code via a License Agreement, for the limited and specific purposes contained in said License Agreement, which is attached hereto and made a part of this Amendment.

4.
Hybrid agrees to waive any cancellation charges or fees of any kind associated with cancelled or modified orders due to changes in Sprint market launch activity, for the following purchase orders:
Purchase Order 21-0001717968	Delete Lines 1,2,3,6,7
Purchase Order 21-0001715685	Delete Lines 2,3,4,6,7
Purchase Order 21-0001738557	Delete Lines 3,4,5,6,7
5.
Sprint agrees to pay the actual amount, up to $1.00, of the previously specified $1.00 fee under Section 2.3 of the Agreement for affixing the Sprint brand label to all production Sprint SAM modems.

6.
Unless otherwise specified in this Amendment, all capitalized terms used herein shall have the meanings set forth in the Agreement.

7.
In the event of a conflict between the terms of this Amendment and the terms of the Agreement and the Schedules attached thereto, the terms of the Agreement shall control the rights and obligations of the parties regarding the subject matter in question.

8.
All other terms and conditions of the Agreement remain unchanged. Except as specifically stated, nothing in this Amendment waives either party's rights under the Agreement.

    IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized representative. The parties acknowledge that they have read, understood and agreed to the terms of this Amendment.

SPRINT/UNITED MANAGEMENT COMPANY	HYBRID NETWORKS, INC.
By:	By:
Name: Kevin L. Neuer	Name: Judson W. Goldsmith
Title: Director, Network Architecture & Technology	Title: Vice President of Finance
Dated:	Dated: